EXHIBIT 4.4

                      DEVELOPMENT FACILITY AGREEMENT DATED
                                 JUNE 20, 2006






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                         DEVELOPMENT FACILITY AGREEMENT

THIS AGREEMENT dated for reference the 20th day of June, 2006.

BETWEEN:

                  ALB HOLDINGS LTD., a corporation incorporated under the laws of British Columbia and having an office at 1305 - 1090 West Georgia Street, Vancouver, B.C. Canada V6E 3V7

                  ("ALB")

AND:

                  ROCHESTER RESOURCES LTD., a corporation incorporated under the laws of the British Columbia and having an office at 400-535 Howe Street, Vancouver, B.C. Canada V6C 2Z4

                  ("Rochester")

AND:

                  MINA REAL MEXICO S.A. DE C.V., a corporation incorporated under the laws of Mexico and having an office at Rio Tajo # 6 Entre Everest y Andes Colonia Lindavista, C.P. 63110 Tepic, Nayrit, Mexico

                  ("Mina Real")

WHEREAS:

A. ALB, Rochester and Alfredo Parra Davila entered into an option agreement dated January 8, 2006 (the "Option Agreement") whereby ALB, among other things, granted an option to Rochester to purchase up to 51% of the issued shares of Mina Real under the terms and conditions of the Option Agreement;

B. Mina Real is the beneficial owner of an undivided 100% interest in certain exploration and mining concessions situated in Nayarit, Mexico, as more particularly described in Schedule "A" (the "Mina Real Concessions") and which are referenced in the Initial Option Agreement as the "Mina Real Property";

C. Rochester can earn an 11% ownership interest in Mina Real by incurring US$900,000 in payments to ALB, and can earn an additional 40% ownership interest by incurring a minimum of US$1.5 million in expenditures on the Mina Real Concessions (the "Work Commitment") on the basis of a 20% ownership interest for each US$750,000 of expenditures, all in accordance with the Option Agreement;

D. Rochester, Mina Real and ALB wish to proceed with an expedited development program on the Mina Real Concessions to further develop and equip the Mina Real Concessions for Commercial Production (as hereinafter defined) including the construction of a mill capable of milling up to 200 tonnes of ore per day and designed to be modified to process up to 300 tonne/day with minimal interruption and cost (the "Development Program"); and


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E.       Rochester  has  agreed to provide  up to US$2.5  million of  additional funding for the Development Program exclusive of the Work Commitment (the "Development Facility"), in consideration of Rochester receiving an 80% net profits royalty from Commercial Production until the Development Facility has been repaid in full plus a participation premium fee of 25% of the total amount funded under the Development Facility on the terms and conditions of this Agreement.

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the payment by Rochester to ALB of the sum of TEN ($10.00) DOLLARS on the execution hereof (the receipt and sufficiency of which is hereby expressly acknowledged by ALB) and of the mutual covenants and agreements herein contained the parties agree as follows:

1.       DEFINITIONS

1.1 In this Agreement, and in the Schedules and the recitals hereto, unless the context otherwise requires, the following expressions will have the following meanings and any terms not otherwise defined herein shall have the meanings attributed to those terms in the Initial Option Agreement:


         (a)      "ADVANCE" means an amount described in a Funding Request;

         (b) "BUSINESS DAY" means a day which is not a Saturday, Sunday or legal holiday in the place where any action is to be taken or any act performed hereunder;

         (c) "COMMERCIAL PRODUCTION" means the commercial exploitation of Ore, but does not include milling for the purpose of testing or milling or leaching by a pilot plant or during the initial tune-up period of a mill or plant. Commercial Production will be deemed to have commenced:

                  (i) if a plant is located on the Property, on the first day of the month following the first period of thirty
                           (30) consecutive days during which Ore has been processed through such plant for not less than fifteen (15) days at an average rate of not less than sixty (60%) percent of the initial rated capacity of such mill or plant, or

                  (ii) if no plant is located on the Property, on the first day of the month following the first period of thirty
                           (30) consecutive days during which Ore has been shipped from the Property on a regular basis for the purpose of processing and earning revenue;

         (d) "DEVELOPMENT FACILITY" has the meaning assigned to that term in Recital E hereof;

         (e) "DEVELOPMENT PROGRAM" has the meaning assigned to that term in Recital D;

         (f)      "EXCHANGE" means the TSX Venture Exchange;

         (g) "EXPENDITURES" means all costs, expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly by Rochester including, without limiting the generality of the foregoing, monies expended in connection with:

                  (i) maintaining the Property in good standing and fulfilling any of the requirements of any title documents, permits or applicable mining laws in Mexico with respect to the Property, including the costs of any discussions or negotiations with governmental authorities in connection therewith,



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                  (ii)     mobilization  and   de-mobilization  of  work  crews,
                           supplies, Facilities and equipment to and from the Property, including all transportation, insurance, customs brokerage and import and export taxes, fees and charges and all other governmental levies in connection therewith,

                  (iii) implementing and carrying out any program of surface or underground prospecting, exploring or mapping or of geological, geophysical or geochemical surveying,

                  (iv)     trenching or other surface or near surface sampling,

                  (v)      reverse circulation, diamond or other drilling,

                  (vi)     drifting, raising or other underground work,

                  (vii)    assaying and metallurgical testing,

                  (viii) carrying out environmental studies and preparing environmental impact assessment reports,

                  (ix) carrying out all required restoration and reclamation of the Property required as a result of activities thereon hereunder, and posting any bond (whether cash or surety) required in that regard by any applicable governmental authority,

                  (x) preparing and making submissions to government agencies with respect to substitute or successor title to any of the Property and test and production permits,

                  (xi) acquiring, constructing and transporting Facilities, and

                  (xii) all office overhead and administrative expenses of Mina Real including without limitation, fees wages, salaries, traveling expenses and fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property and the food, lodging and other reasonable needs of such persons;

         (h) "FACILITIES" means all mines, mills and plants including, without limitation, all pits, shafts, haulageways and other underground workings, and all buildings, plants and other structures, fixtures and improvements, and all other property, whether fixed or moveable, as the same may exist at any time in, or on the Property or outside the Property if for the exclusive benefit of the Property only including, without limitation, the construction of a mill on the Property;


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         (i)      "FUNDING  DATE" means the date of any funding of an Advance by
                  Rochester;

         (j) "FUNDING REQUEST" means a request for an Advance from the Development Facility;

         (k) "MINA REAL CONCESSIONS" has the meaning assigned to that term in Recital B;

         (l) "NET PROFITS ROYALTY" means the royalty which may be payable to a in accordance with this Agreement, as defined, calculated and paid in accordance with Schedule "B" hereto;

         (m) "ORE" means all materials from the Property, the nature and composition of which, in the sole judgement of the Mina Real, justifies either:

                  (i) mining or removing from place and shipping and selling such material, or delivering such material to a processing plant for physical or chemical treatment, or

                  (ii)     processing of such material in place;

         (n) "PARTICIPATION PREMIUM" means a premium payment to Rochester in the amount of 25% of the total amount of the Development Facility;

         (o) "PROPERTY" means the Mina Real Concessions, and all mineral, surface, water and ancillary or appurtenant rights attached or accruing thereto, and any mining licenses, mining leases, permits, concessions or other form of substitute or successor mineral title or interest granted, obtained or issued in connection with or in place of or in substitution for any such tenures or interests; and

         (p) "WORK COMMITMENT" has the meaning assigned to that term in Recital C;

1.2 All references to moneys hereunder will be to lawful monies of the United States unless specifically stated otherwise. All payments to be made to any party hereunder may be made by bank draft mailed or delivered to such party at its address for notice purposes as provided herein, or by wire transfer deposited for the account of such party at such bank or banks as such party may designate from time to time by notice to the paying party. Said bank or banks will be deemed the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

2.       REPRESENTATIONS AND WARRANTIES

2.1      Each of Rochester and ALB represents and warrants to the other that:

         (a) it is a company duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction and is qualified to acquire and dispose of interests in, and to explore, develop and exploit, mining Property;

         (b) it has full power, capacity and authority to carry on its business and to enter into and perform its obligations under this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

         (c) all necessary corporate and shareholder approvals have been obtained and are in effect with respect to the transactions contemplated hereby, and no further action on the part of the directors or shareholders is necessary or desirable to make this Agreement valid and binding on a party;


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         (d)      neither the execution  and delivery of this  Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by, any agreement to which it is a party; and

         (e) the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its constating documents.

2.2      Each of ALB and Mina Real represents and warrants to Rochester that:

         (a)      all of the representations and warranties described in Section
                  2.1 apply to Mina Real;

         (b) ALB beneficially owns 100% of the issued and outstanding shares of Mina Real;

         (c) Mina Real is the 100% undivided beneficial owner and is in the process of becoming the registered owner of the Property which is accurately described in Schedule "A" hereto , and in good standing, is free and clear of all liens, charges and encumbrances and are not subject to any claims against their validity by any person;

         (d) ALB has the exclusive right to enter into this Agreement and all necessary authority to dispose of an interest in and to its shares in Mina Real in accordance with the terms of this Agreement;

         (e) no person, firm or corporation has any proprietary or possessory interest in the Property other than ALB, Mina Real and Rochester hereunder, and no other person is entitled to any royalty or other payment in the nature of rent or royalty on any Ore or Product other than a 1% Net Smelter Return Royalty in favour of MINAS DE VALLARTA S.A. DE C.V ;

         (f) no person has any right, agreement, option or understanding, commitment or privilege capable of becoming an agreement for the purchase from ALB or any of its Affiliates of any interest in or to the Property or Mina Real other than ALB, Mina Real and Rochester;

         (g) there is no public or private litigation, arbitration, proceeding or other governmental investigation pending or threatened involving any of the Property or ALB or any of its Affiliates which may, if adversely determined, materially and adversely affect the Property or the interests of ALB therein or which seeks to or would, if successful, prevent, restrain or prohibit any of the transactions contemplated herein;

         (h) to the best of its knowledge, information and belief, conditions on and relating to the Property and operations conducted by ALB thereon are in compliance with all applicable laws, regulations or orders relating to environmental matters;

         (i) to the best of its knowledge, information and belief, there are no outstanding orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Property and the conduct of operations related thereto, it has not received any notice of the same and it is not aware of any basis on which any such order or direction could be made; and



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         (j)      it is not aware of any material fact or circumstance which has not been disclosed to Rochester which should be disclosed in order to prevent the representations and warranties in this section from being misleading or which may be material in Rochester decision to enter into this Agreement and acquire an interest in the Mina Real.

2.3 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and will survive the acquisition of any interest in Mina Real by Rochester and each of the parties will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by it and contained in this Agreement.

3.       DEVELOPMENT FUNDING

3.1 Rochester hereby agrees to make available to Mina Real the Development Facility to be used exclusively for the Development Program.

3.2 The Development Facility is a non recourse funding facility which shall be repaid exclusively from the 80% Net Profits Royalty from Commercial Production granted to Rochester under this Agreement.

3.3 Commencing on the date of Commercial Production, Rochester shall be entitled to receive an 80% Net Profits Royalty from Commercial Production until the full Development Facility and the Participation Premium has been paid in full. Such Net Profits Royalty shall be registered at the request of Rochester against the Property in accordance with the laws of Mexico and the parties shall cooperate to do all things required to properly register the Net Profits Royalty with the applicable mining registry in Mexico.

3.4 Mina Real will provide to Rochester such advance notice that Rochester may require but exceeding five business days in writing of any Funding Request specifying the amount and date of the requested Advance together with a budget of proposed expenditures for the Advance.

3.5 Subject to Section 4, Advances to Mina Real shall be made by bank draft or wire transfer in the amount of the Funding Request on the Funding Date.

3.6 Until such time as Rochester has completed the Work Commitment to earn a 40% interest in Mina Real, all Advances by Rochester shall be deemed to apply to the Work Commitment.

4.       CONDITIONS FOR FUNDING

4.1 Following the execution of this Agreement, the obligation of Rochester to provide an Advance following receipt of a Funding Request is subject to the following conditions any of which conditions Rochester may waive in its sole discretion:

         (a) all representations of ALB and Mina Real in this Agreement being true;

         (b) Rochester agreeing to the purpose of the Funding Request in its sole discretion;

         (c)      Rochester  approving each budget  relating to the  Development
                  Program;



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         (d)      Rochester   approving  of  the  Development  Program  and  any
                  amendments to the Development Program;

         (e)      receipt by Rochester of any regulatory approvals, if required;

         (f) Mina Real being up to date on all Net Profits Royalty payments required to be made to Rochester under this Agreement;

         (g) within 60 days of this Agreement, ALB granting an option to Rochester to purchase the balance of the ownership interest in Mina Real on terms acceptable to Rochester;

         (h) there being no adverse change in the financial position of Mina Real, or the operations of Mina Real;

         (i) neither ALB or Mina Real enters into a negotiation or agreement with respect to the sale, merger, corporate reorganization, option or acquisition of any nature of any of the shares of Mina Real or any portion of the Property without the consent of Rochester;

         (j) there being no additional encumbrances on the Property or encumbrances of any shares in the capital of Mina Real to be issued or sold to Rochester without the consent of Rochester;

         (k) Rochester being satisfied in its sole discretion with the results or progress of the Development Program and its progress in bringing the Property into Commercial Production;

         (l) neither ALB nor Mina Real is in default of any material agreement which default may materially affect ALB or Mina Real or its ability to comply with the terms of the Option Agreement or this Agreement.

5.       NOTICES

5.1 Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and may be given by the delivery of the same or by sending the same by electronic facsimile, in each case addressed as follows:

         (a)      If to ALB or Mina Real at:

                  ALB Holdings Ltd.
                  1305 - 1090 West Georgia Street,
                  Vancouver, B.C., Canada V6C 3V7
                  Attention: President
                  Facsimile No.: (604) 683-1585

         And :    Mina Real Mexico SA de CV, Attention: President
                  Rio Tajo # 6
                  Entre Everest y Andes
                  Colonia Lindavista, C.P. 63110
                  Tepic, Nayrit
                  Mexico
                  Facsimile No.: 52-311-218-9091



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         (b)      If to ROCHESTER at:

                  Rochester Resources Ltd.
                  1305 - 1090 West Georgia Street,
                  Vancouver, B.C. V6E 3V7
                  Attention: President
                  Facsimile No.: (604) 688-3348

5.2 Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered and, if sent by facsimile, be deemed to have been given or received on the day it was so sent unless it was sent:

         (a) on a day which is not a Business Day in the place to which it was sent; or

         (b)      after 4:00 p.m. in the place to which it was sent,

in which cases it will be deemed to have been given and received on the next day which is a Business Day in the place it was sent to. Notices which are required to be sent for information purposes are required to be sent, but for the purposes of determining the time when receipt of a notice is effective hereunder it is the time of receipt of the primary notice which is relevant.

5.3 Any party may at any time give to the others notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

6.       FORCE MAJEURE

6.1 No party will be liable for its failure to perform any of its obligations under this Agreement due to a cause beyond its control (each an "Intervening Event") (except those caused by its own lack of funds) including, but not limited to adverse weather conditions, environmental or native land claims protests or blockages, war, insurrection or other acts against a lawfully appointed or elected governing body, acts of God, fire, flood, explosion, strikes, lockouts or other industrial disturbances, laws, rules and regulations or orders of any duly constituted governmental authority, delays in the granting or issuance of any necessary permits, licenses or consents or non-availability of labour, equipment, materials or transportation.

6.2 A party relying on the provisions of subsection 6.1 will promptly give written notice to the others of the particulars of the Intervening Event and all time limits imposed by this Agreement will be extended from the date of delivery of such notice by a period equivalent to the period of delay resulting from an Intervening Event.

6.3 A party relying on the provisions of subsection 6.1 will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this Agreement as far as commercially practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, regulation or order of any duly constituted governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion commercially impracticable. A party relying on the provisions of subsection 6.1 will give written notice to the others as soon as such Intervening Event ceases to exist.



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7.       DEFAULT

7.1 Notwithstanding anything in this Agreement to the contrary (other than the provisions of this Agreement providing for elections to contribute and contributions to any Program and any Production Program, for which no notice of default need by given), if any party (a "Defaulting Party") is in default of any requirement herein set forth the party affected by such default ("Affected Party") may give written notice ("Default Notice") to the Defaulting Party specifying the default and unless:

         (a) with respect to any default in the payment of any moneys or the issuance of any shares, within five (5) days of receipt of the Default Notice the Defaulting Party has cured such default;

         (b) with respect to any default, other than a default in paragraph 14.1(a), which can reasonably be cured within a thirty (30) days period, within thirty (30) days of receipt of the Default Notice the Defaulting Party has cured such default; or

         (c) with respect to any default, other than a default in paragraph 14.1(a), which is not of a nature as can reasonably be cured within a thirty (30) day period, within a thirty (30) day period following receipt of the Default Notice the Defaulting Party has taken reasonable and prudent action to commence to cure such default and thereafter diligently pursues the curing of such default until cured, subject to a maximum period to cure such default of one hundred and twenty (120) days;

         the Affected Party will be entitled to seek any remedy it may have on account of such default including, without limitation, terminating this Agreement and/or seeking the remedies of specific performance, injunction or damages against the Defaulting Party.

8.       ARBITRATION

8.1 Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity of it, or any deadlock or inability of the parties to agree on a course of action to be taken hereunder, will be referred to and finally resolved by arbitration under the rules of the BRITISH COLUMBIA INTERNATIONAL COMMERCIAL ARBITRATION CENTRE in effect on the date hereof.

8.2      The parties agree that:

         (a)      the  appointing   authority  will  be  the  BRITISH   COLUMBIA
                  INTERNATIONAL COMMERCIAL ARBITRATION CENTRE;

         (b)      the  case  will  be  administered  by  the  BRITISH   COLUMBIA
                  INTERNATIONAL COMMERCIAL ARBITRATION CENTRE in accordance with its "Procedures for Cases under the BCICAC Rules";

         (c)      the place of arbitration will be Vancouver, British Columbia;

         (d)      the number of arbitrators  will be three; and

         (e)      the language used in the arbitral proceeding will be English.



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8.1      The  arbitrators'  fees  will be paid by both  parties  in equal  parts during the course of the arbitration but upon final decision of the dispute, the defeated party will pay all costs and reimburse all arbitration costs, including the amounts paid by the prevailing party, subject to the contrary decision of the arbitrators.

8.2 Arbitrations pursuant to this section 8 will be carried out in such a manner as to render the arbitration award enforceable in British Columbia, and in that regard all requirements of any such jurisdiction with respect to rendering a foreign arbitral award enforceable will be complied with.

8.3 The City of Vancouver will be the venue for any legal proceedings to enforce in British Columbia.

9.       GENERAL

1.2 The parties will execute such further and other documents and do such further and other things as may be necessary or convenient to carry out and give effect to the intent of this Agreement.

1.3      Time will be of the essence in the performance of this Agreement.

1.4 The headings of the sections of this Agreement are for convenience only and do not form a part of this Agreement nor are they intended to affect the construction or meaning of anything herein contained or govern the rights and liabilities of the parties.

1.5 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

1.6 This Agreement constitutes the entire agreement between the parties and, except as hereafter set out, replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

1.7 This Agreement will be governed by and construed according to the laws of British Columbia and the laws of Canada. All actions arising from this Agreement will be commenced and maintained in the Supreme Court of British Columbia.



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         IN WITNESS  WHEREOF the parties  hereto have executed these presents as of the day and year first above written.


ALB HOLDINGS LTD.                            MINA REAL MEXICO S.A. DE C.V.


Per: /s/ Nick DeMare                         Per: /s/ Nick DeMare
---------------------------------            ---------------------------------
Authorized Signatory                         Authorized Signatory



ROCHESTER RESOURCES LTD.


Per: /s/ Doug Good
---------------------------------
Authorized Signatory

                                  SCHEDULE "A"

                                    PROPERTY


--------------------------------------------------------------------------------
CONCESSION NAME     CONCESSION TYPE      TITLE NUMBER          ACRES (HECTARES)
--------------------------------------------------------------------------------
La Cruz             Exploration          220101                      2,266.76
Tajos Cuates        Exploration          213209                        120.57
Tommini             Exploration          Pending                       495.00
Tommini II          Exploration          Pending                       495.00
--------------------------------------------------------------------------------
TOTAL               N/A                  N/A                         3,387.33
--------------------------------------------------------------------------------

All concessions lie within the INEGI topographic sheets F13 D32 (Santa Maria del
Oro) and F13D42 (Ixlan del Rio. See following property claim map.

THIS IS SCHEDULE "B" TO THE DEVELOPMENT FACILITY AGREEMENT MADE AS OF THE ____ DAY OF JUNE, 2006 BETWEEN ROCHESTER RESOURCES LTD., ALB HOLDINGS LTD. AND MINAS REAL MEXICO S.A. DE C.V.


1. Pursuant to the attached Development Facility Agreement, Rochester Resources Ltd. (the "Payee") may become entitled to a 80% Net Profits Royalty which shall be calculated in accordance with this Schedule. Unless specifically provided otherwise, any terms or expressions given a defined meaning in this Schedule shall have a corresponding meaning in the Development Facility Agreement to which this Schedule is attached.

2. Minas Real Mexico S.A. de C.V. (the "Owner") shall, at the request of the Payee, establish a Royalty Account to which it shall debit:

         (a)      Corporate and Administrative Expenditures;

         (b)      Operating Losses;

         (c)      Production Program Costs; and

         (d)      Reserve Charges;

3. The Owner shall apply Net Profits first to reduce the amounts debited to the Royalty Account. While there is any debit balance in the Royalty Account, the Owner shall retain all Net Profits. Whenever the Royalty Account shows no debits, Net Profits in an amount equal to the credit balance in the Royalty Account shall be distributed 20% to the Owner and 80% to the Payee.

4. The Owner shall debit or credit amounts to the Royalty Account, as applicable, on a monthly basis and distribution of Net Profits shall be made on a interim basis within 30 days after the end of each fiscal quarter of the Owner. A final settlement of the distribution of Net Profits shall be made within 90 days of the end of each fiscal year. The Owner shall be entitled to deduct any overpayment of the Net Profits Royalty as revealed in the annual calculation for purposes of the final settlement from future payments due to the Payee. Any underpayment shall be paid forthwith.

5.       In this Schedule the following terms shall have the following meanings:

         (a) "Commercial Production" means the commercial exploitation of Ore, but does not include milling for the purpose of testing or milling or leaching by a pilot plant or during the initial tune-up period of a mill or plant. Commercial Production will be deemed to have commenced:

                  (i) if a plant is located on the Property, on the first day of the month following the first period of thirty
                           (30) consecutive days during which Ore has been processed through such plant for not less than fifteen (15) days at an average rate of not less than sixty (60%) percent of the initial rated capacity of such mill or plant, or

                  (ii) if no plant is located on the Property, on the first day of the month following the first period of thirty
                           (30) consecutive days during which Ore has been shipped from the Property on a regular basis for the purpose of processing and earning revenue;

         (b) "Corporate and Administrative Expenditures" means all corporate administrative costs of the Owner which do not exceed 15% of the budgeted corporate administrative costs that have been approved by the Payee;

         (c) "Facilities" means all mines, mills and plants including, without limitation, all pits, shafts, haulageways and other underground workings, and all buildings, plants and other structures, fixtures and improvements, and all other property, whether fixed or moveable, as the same may exist at any time in, or on the Property or outside the Property if for the exclusive benefit of the Property only including, without limitation, the construction of a mill on the Property;

         (d)      "Mineral   Products"  means  the  end  products  derived  from
                  operating the Property as a mine;

         (e) "Net Profits" means, in any month after the commencement of Commercial Production, the amount by which Revenue exceeds Operating Costs;

         (f) "Operating the Property as a mine" or "operation of the Property as a mine" means, after commencement of Commercial Production, any or all of the extraction, mining, leaching, milling, smelting and refining of ores, minerals, metals or concentrates derived from the Property with a view to selling Mineral Products;

         (g) "Operating Costs" means, for any period after commencement of Commercial Production, all costs, expenses, obligations, liabilities and charges of whatsoever kind or nature incurred or chargeable directly or indirectly in connection with the operation of the Property as a mine during such period, which costs, expenses, obligations, liabilities and charges include, without limiting the generality of the foregoing, the following without duplication:

                  (i) all costs of or related to the mining and transporting of waste, ores or other products and the operation of the Facilities and all costs of or related to the processing, treating and marketing of Mineral Products including transportation, commissions and/or discounts;

                  (ii)     all  costs  of   maintaining   in  good  standing  or
                           reviewing from time to time the Property and any interest therein or ancillary thereto including payment of all government royalties and taxes of any nature whatsoever in connection therewith, other than income taxes;

                  (iii) such amount of cash for working capital as, in the opinion of the Owner is required for the operation of the Property as a mine;

                  (iv)     all  costs  of  or  related  to  operating   employee
                           facilities, including housing;

                  (v) all duties, charges, levies, royalties, taxes (excluding taxes levied on the income of the parties and other payments imposed by any government or municipality or department or agency thereof upon or in connection with operating the Property as a mine;

                  (vi) fees, wages, salaries, travelling expenses and fringe benefits (whether or not required by law) equal to 30% of the amount of gross salaries paid to all persons directly engaged in respect of and for the benefit of the Property and all costs involved in paying for the food, lodging and other reasonable needs of such persons;

                  (vii) all costs of consulting, legal, accounting, insurance and other services;

                  (viii)   all   exploration    expenditures    incurred   after
                           commencement of Commercial Production;

                  (ix) all capital costs of operating the Property as a mine including all costs of construction, equipment and mine development including maintenance, repairs and replacements and any capital expenditures relating to an improvement, expansion, modernization, or replacement of the Facilities;

                  (x) all costs for waste management, pollution control, reclamation and remediation, compensation and any other related costs;

                  (xi) any costs or expenses incurred or to be incurred relating to the termination of the operation of the Property as a mine;

                  (xii) uninsured losses on the Facilities or in respect to the operation of the Property as a mine;

                  and except where specific provision is made otherwise, all Operating Costs shall be determined in accordance with generally accepted accounting principles applied consistently from year to year but such costs shall not include any amount in respect of amortization of Corporate and Administrative
                  Expenditures, Production Program Costs, depletion or depreciation;

         (h) "Operating Losses" means, in any month after the commencement of Commercial Production, the amount by which Operating Costs exceed Revenue;

         (i) "Production Program Costs" means all cash, expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly by the Owner in connection with the production program in order to equip the Property for Commercial Production including all costs of obtaining financing, costs of financing and costs of providing security in connection with such financing, working capital required for the initial six month operation of the Property as a mine or such longer period as may be reasonably justified in the circumstances and a charge made to the Owner for providing all technical, management and supervisory services in connection with the Production Program;

         (j) Property" means the Property described in Schedule "A" of the Development Facility Agreement to which this Schedule "B" is attached;

         (A) "Ore" means all materials from the Property, the nature and composition of which, in the sole judgement of the Mina Real, justifies either:

                  (i) mining or removing from place and shipping and selling such material, or delivering such material to a processing plant for physical or chemical treatment, or

                  (ii)     processing of such material in place;

         (k) "Reserve Charges" means an amount to be established by estimating the cost of rehabilitation, restoration, reclamation and remediation which will have to be spent after Commercial Production has terminated and charging a portion of that cost monthly to the Royalty Account over a reasonable period of time from commencement of Commercial Production;

         (l) "Revenue" means the amount of money received by the Owner from the sale of Mineral Products or any assets, the cost of which has been previously charged to the Royalty Account; and

         (m) "Royalty Account" means the account to be established by the Owner for purposes of calculating the amount of the Net Profit Royalty.

6. The Owner shall at all times maintain adequate records which shall be made available to the Payee in order that the Payee may verify the
         correctness   of  any  entries  in  the  Royalty   Account  or  in  the
         determination of the Net Profits Royalty. The Owner shall utilize methods for weighing and sampling ore which are generally accepted within the industry.